EXHIBIT 99.1

Innovation Pharmaceuticals’ Brilacidin Inhibits Novel Coronavirus (COVID-19) by Almost 90% at the Lowest Concentration Tested to Date in a Human Lung Cell Line

Company Considering Conducting In Vitro Testing Combining Brilacidin with Remdesivir™

WAKEFIELD, MA – July 20, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, reports today receiving new data from ongoing laboratory testing being conducted at a U.S. Regional Biocontainment Laboratory (RBL). The data is helping to inform the planned Phase 2 clinical trial of Brilacidin for COVID-19, targeted to commence in Q4 2020.

Recently released in vitro data showed Brilacidin exhibited a potent inhibitory effect on SARS-CoV-2, the novel coronavirus responsible for COVID-19, in a human lung epithelial cell line—reducing viral load by 95 percent and 97 percent at two efficacious concentrations tested, compared to control (DMSO).

The new data, using the same assay method, reveal Brilacidin exhibited a similarly potent inhibitory effect against SARS-CoV-2 at an even lower concentration in the same human lung epithelial cell line. Brilacidin achieved approximately 90 percent inhibition of SARS-CoV-2 at a drug concentration that was one-half lower than previously tested. The lowest concentration of Brilacidin used in RBL testing to date is well below the clinically-achievable concentration based on the pharmacokinetics observed in the Company’s Phase 2b clinical trial of Brilacidin in Acute Bacterial Skin and Skin Structure Infections.

Additional RBL testing will assess Brilacidin’s inhibition against SARS-CoV-2 in the human lung epithelial cell line at even lower concentrations to allow for accurate determination of Brilacidin IC50 and IC90 values—the drug concentration at which 50 percent and 90 percent of the virus is inhibited. IC90 rather than IC50 values are considered valuable measures of drug potency as they are more likely to reflect in vitro results translating to comparable results in humans.

Brilacidin/Remdesivir™

To put the new RBL testing results in additional context, an article published in Nature showed that Gilead Sciences’ Remdesivir™ achieved 50 percent inhibition against SARS-CoV-2, in a time-of-addition experiment, at a concentration of 3.7 μM in Vero (animal) cells. Remdesivir™ has received attention worldwide as one of the few effective therapies for treating COVID-19, gaining varying levels of authorized use in the U.S., E.U., U.K., India, Singapore, Japan, and Australia.

In the RBL assay (which included Brilacidin pre-incubated with virus), Brilacidin exhibited approximately 90 percent inhibition against SARS-CoV-2 at a concentration similar to that of Remdesivir™, which again reported 50 percent inhibition of the coronavirus. The Brilacidin inhibition assay was tested in a human lung epithelial cell line, with Remdesivir™ tested in Vero cells. The RBL data also supports Brilacidin showing an ability to inhibit viral entry into cells, a highly desirable mechanism of action as it is the first step in the infection process enabling viruses to be targeted outside the cell, whereas Remdesivir™ impacts viral replication only after the host cell has been infected.

The Company believes that Brilacidin and Remdesivir™, tested in combination, may generate even greater antiviral potency. RBL staff and the Company are considering conducting in vitro experiments to assess such potential synergistic effects. No assurances are made or implied that such combination studies will be conducted.

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More detailed data, based on the ongoing antiviral testing being conducted at the RBL, is planned to be submitted for peer-review publication.

For researchers and institutions interested in collaborating on Brilacidin for COVID-19, please send inquiries to: covid19@ipharminc.com

Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials (a total of 8) for other clinical indications, providing an established safety and efficacy database on over 460 subjects, thereby potentially enabling it to rapidly help address the novel coronavirus crisis. Ongoing laboratory testing conducted at a U.S. Regional Biocontainment Laboratory (RBL), and at a Public Health Research Institute (PHRI), supports Brilacidin’s antiviral ability to safely inhibit SARS-CoV-2 in both human and animal cell lines. A molecular screening study of 11,552 compounds also supports Brilacidin as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s potential to inhibit IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines, which have been identified as central drivers in the worsening prognoses of hospitalized COVID-19 patients. Brilacidin’s robust antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. These data collectively support Brilacidin as a unique 3 in 1 combination—antiviral, immuno/anti-inflammatory, and antimicrobial—anti-COVID-19 therapeutic candidate.

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses; other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for Brilacidin; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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